UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

NexImmune, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

9119 Gaither Road

Gaithersburg, MD 20877

February 6, 2024

NOTICE OF POSTPONEMENT OF

SPECIAL MEETING OF STOCKHOLDERS

As disclosed in a Form 8-K filed by NexImmune, Inc. (the “Company”) on February 5, 2024, the Board of Directors of the Company has determined to postpone the Company’s Special Meeting of Stockholders for the purpose of approving the liquidation and dissolution of the Company and the Plan of Liquidation and Dissolution (the “Special Meeting”), which was previously scheduled to reconvene on Wednesday, February 7, 2024 at 10:00 a.m., Eastern Time in a virtual format, while continuing to pursue alternatives intended to maximize the value of the business and its assets. Subject to the outcome of the Company’s pursuit of alternatives to maximize the value of the business and its assets, the Company may call a new Special Meeting of the stockholders to seek approval of the plan of dissolution, set a new record date for the determination of stockholders of the Company entitled to vote at the postponed Special Meeting, and file proxy materials relating to the postponed Special Meeting with the Securities and Exchange Commission. The new proxy materials and proxy card would be distributed to the stockholders by the Company in advance of the new meeting date.